Exhibit 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Eastern Bank 401(k) Plan of our reports on the consolidated financial statements of Eastern Bank Corporation dated May 4, 2020, which appears in the Registration Statement on Form S-1, as amended (File No. 333-239251) and related Prospectus of Eastern Bankshares, Inc. filed on August 18, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 21, 2020